Exhibit 99.1

CONTACT:

Ken Dumas	Scott Solomon
LoJack Corporation	Sharon Merrill Associates
(781) 302-4200	(617) 542-5300
LOJN@investorrelations.com

LoJack Corp. Announces Appointment of John A. Janitz to Company’s

Board of Directors

CANTON, Mass., April 28, 2015 – LoJack Corporation (NASDAQ: LOJN) (“LoJack” or “the Company”) today announced that John A. Janitz has been named to the Company’s Board of Directors, effective immediately. LoJack and Engine Capital, L.P. worked together to identify Janitz as a candidate for the Board.

“John Janitz brings significant financial, operating and public company board experience to our board of directors,” said LoJack CEO and President Randy Ortiz. “We look forward to his contributions as we execute on our strategy to expand the products and services under the LoJack brand, improve profitability and drive long-term shareholder value.”

Mr. Janitz, 72, is Chairman and Co-Founding Partner of Evergreen Capital Partners, a financial advisor and investment manager. In this role he also serves as a senior advisor to the private equity firm The Gores Group, where he sources investment opportunities and advises on strategy, technology, manufacturing and operational matters in the industrial sector. Mr. Janitz previously served as Chairman – Global Industrial Partners at Credit Suisse, as a member of the Board and Chief Operating Officer of NYSE-listed Textron, Inc., as President of Gulf & Western Manufacturing Co., and as Executive Vice President of global automotive technology company TRW Inc. He began his career at Ford Motor Company.

Mr. Janitz is a director of NYSE-listed STR Holdings LLC and Eastman Kodak Company. He received a B.S. degree in mechanical engineering from Villanova University, an M.B.A. from Eastern Michigan University and is a graduate of the Harvard University Advanced Management Program.

About LoJack Corporation

LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding our business to include our traditional vehicle and equipment theft recovery, people at risk and new telematics based products and services. LoJack is delivering new telematics-based solutions for on-road and off-road fleet management, as well as, dealer inventory management. By expanding our brand beyond stolen vehicle recovery, LoJack Corporation is committed to creating a new level of value for its dealer, licensee, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com/fleet, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.facebook.com/LoJackCorp.

Safe Harbor Regarding Forward-Looking Statements

From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning the Company’s strategic execution, profitability improvement and shareholder value enhancement. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company’s products and services; (2) the Company’s ability to obtain financing; (3) the outcome of ongoing litigation involving the Company; (4) competition; (5) the Company’s ability to successfully expand its operations, including through the introduction of new products and services; (6) changes in general economic or geopolitical conditions; (7) conditions in the automotive retail market and the Company’s relationships with dealers, licensees, partners, agents and local law enforcement; (8) the Company’s ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (9) financial and reputational risks related to product quality and liability issues; and (10) trade tensions and governmental regulations and restrictions in international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.